                                                                     Exhibit 1.1


                 STRUCTURED ADJUSTABLE RATE MORTGAGE LOAN TRUST
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-1


                                 TERMS AGREEMENT


                                                         Dated: January 26, 2005


To: Structured Asset Securities Corporation, as Depositor under the Trust Agreement dated as of January 1, 2005 (the "Trust Agreement").

Re: Underwriting Agreement Standard Terms dated as of April 16, 1996 (the "Standard Terms," and together with this Terms Agreement, the "Agreement").

Series Designation:        Series 2005-1.

Terms of the Series 2005-1 Certificates: Structured Adjustable Rate Mortgage Loan, Series 2005-1 Mortgage Pass-Through Certificates, Class 1-A1, Class 1-A2, Class 2-A, Class 3-A, Class 3-AX, Class 3-AX, Class 4-A1, Class 4-A2, Class 5-A1, Class 5-A2, Class 6-A, Class B1, Class B1X, Class B2, Class B2X, Class B3, Class B3X, Class B4, Class B4X, Class B5, Class B5X, Class B6, Class B7, Class B7X, Class B8, Class B9, Class B10, Class B10X, Class B11, Class B11X, Class B12, Class B13, Class P, Class CX, Class Z and Class R (the "Certificates") will evidence, in the aggregate, the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The primary assets of the Trust Fund consist of six pools of adjustable rate, conventional, first lien, residential mortgage loans (the "Mortgage Loans"). Class 1-A1, Class 1-A2, Class 2-A, Class 3-A, Class 3-AX, Class 3-AX, Class 4-A1, Class 4-A2, Class 5-A1, Class 5-A2, Class 6-A, Class B1, Class B1X, Class B2, Class B2X, Class B3, Class B3X, Class B4, Class B4X, Class B5, Class B5X, Class B6, Class B7, Class B7X, Class B8, Class B9, Class B10, Class B10X and Class R (the "Offered Certificates") are being sold pursuant to the terms hereof.

Registration Statement:    File Number 333-120575.

Certificate Ratings: It is a condition of Closing that at the Closing Date the Class 1-A1, Class 2-A, Class 3-A, Class 3-AX, Class 4-A1, Class 5-A1, Class 6-A and Class R Certificates be rated "AAA" by Standard & Poor's, A division of The McGraw-Hill Companies, Inc. ("S&P"), and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and together with S&P, the "Rating Agencies"); the Class 1-A2, Class 4-A2 and Class 5-A2 Certificates be rated "AAA" by S&P; the Class B1 and Class B1X Certificates be rated "AA+" by S&P and "Aa1" by Moody's; the Class B2 and Class B2X Certificates be rated "AA+" by S&P and "Aa2" by Moody's; the Class B3 and B3X Certificates be rated "AA+" by S&P and "Aa3" by Moody's; the Class B4 and Class B4X Certificates be rated "AA" by S&P; the Class B5 and Class B5X Certificates be rated "A+" by S&P and "A3" by Moody's; the Class B6 Certificates be rated "A" by S&P; the Class B7 and Class B7X Certificates be rated "A-" by S&P and "Baa2" by Moody's; the Class B8 Certificates be rated "BBB+" by S&P; the Class B9 Certificates be rated "BBB" by S&P; and the Class B10 and Class B10X Certificates be rated "BBB-" by S&P.

Terms of Sale of Offered Certificates: The Depositor agrees to sell to Lehman Brothers Inc., (the "Underwriter") and the Underwriter agrees to purchase from the Depositor, the Offered Certificates in the principal amounts and prices set forth on Schedule 1 annexed hereto. The purchase price for the Offered Certificates shall be the Purchase Price Percentage set forth in Schedule 1 plus accrued interest at the initial interest rate per annum from and including the Cutoff Date up to, but not including, the Closing Date.

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The Underwriter will offer the Offered Certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Cut-off Date:              January 1, 2005.

Closing Date:              10:00 A.M., New York time, on or about January 28,
2005. On the Closing Date, the Depositor will deliver the Offered Certificates to the Underwriter against payment therefore for the account of the Underwriter.



                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]


                                       2
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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.


                                             LEHMAN BROTHERS INC.


                                             By:
                                                  ------------------------------
                                                  Name:  Mary Stone
                                                  Title: Vice President
Accepted:

STRUCTURED ASSET SECURITIES CORPORATION


By:
     ------------------------------
     Name:  Michael C. Hitzmann
     Title: Vice President

                                   Schedule 1


                          Initial
                        Certificate
                       Principal or
                         Notional       Certificate Interest    Purchase Price
Class                    Amount(1)             Rate               Percentage
--------------------------------------------------------------------------------
1-A1                   $445,190,000        Adjustable(2)             100%
1-A2                   $ 16,580,000        Adjustable(2)             100%
2-A                    $179,101,000        Adjustable(2)             100%
3-A                    $103,218,000          4.500%(3)               100%
3-AX                   $ 21,799,464       Adjustable(2)(4)           100%
4-A1                   $ 97,598,000        Adjustable(2)             100%
4-A2                   $  5,545,000        Adjustable(2)             100%
5-A1                   $387,899,000        Adjustable(2)             100%
5-A2                   $ 32,926,000        Adjustable(2)             100%
6-A                    $ 66,416,000        Adjustable(2)             100%
B1                     $ 15,731,000       Adjustable(5)(6)           100%
B1X                    $ 15,731,000       Adjustable(2)(4)           100%
B2                     $ 13,584,000       Adjustable(5)(6)           100%
B2X                    $ 13,584,000       Adjustable(2)(4)           100%
B3                     $  8,579,000       Adjustable(5)(6)           100%
B3X                    $  8,579,000       Adjustable(2)(4)           100%
B4                     $ 15,014,000       Adjustable(5)(6)           100%
B4X                    $ 15,014,000       Adjustable(2)(4)           100%
B5                     $  5,718,000       Adjustable(5)(6)           100%
B5X                    $  5,718,000       Adjustable(2)(4)           100%
B6                     $  8,579,000        Adjustable(2)             100%
B7                     $  1,427,000       Adjustable(5)(6)           100%
B7X                    $  1,427,000       Adjustable(2)(4)           100%
B8                     $  4,287,000        Adjustable(2)             100%
B9                     $  3,572,000        Adjustable(2)             100%
B10                    $  1,427,000       Adjustable(5)(6)           100%
B10X                   $  1,427,000       Adjustable(2)(4)           100%
R                      $        100        Adjustable(2)             100%

----------
(1)   These balances are approximate, as described in the prospectus supplement.

(2) These certificates will accrue interest based on adjustable interest rates, as described in the prospectus supplement.

(3) The Class 3-A Certificates will bear interest based on the interest rate specified above through the distribution date in December 2009, subject to a maximum rate equal to the Net WAC for pool 3, as described in the prospectus supplement. Beginning with the distribution date in January 2010 and for each distribution date thereafter, the Class 3-A Certificates will bear interest at the Net WAC for pool 3 as described in the prospectus supplement.

(4) The Class 3-AX, Class B1X, Class B2X, Class B3X, Class B4X, Class B5X, Class B7X and Class B10X Certificates will be interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their respective notional amounts, as described in the prospectus supplement. After the distribution date in December 2009, the Class 3-AX Certificates will no longer be entitled to receive distributions of any kind.

(5) The Class B1, Class B2, Class B3, Class B4, Class B5, Class B7 and Class B10 Certificates will accrue interest with respect to each distribution date at a per annum rate equal to LIBOR plus 0.45%, LIBOR plus 0.47%, LIBOR plus 0.52%, LIBOR plus 0.58%, LIBOR plus 0.78%, LIBOR plus 1.40% and LIBOR plus 3.75%, respectively, subject to the applicable available funds cap as described in the prospectus supplement. The Class B1, Class B2, Class B3, Class B4, Class B5 and Class B7 Certificates will each have the benefit of an interest rate cap agreement beginning with the distribution date in February 2005 through the distribution date in December 2009 that is intended to partially mitigate the interest rate risk that could result from the difference between the interest rates on such certificates and the applicable available funds cap, as described in the prospectus supplement. The Class B10 Certificates will each have the benefit of an interest rate cap agreement beginning with the distribution date in February 2005 through the distribution date in January 2010 that is intended to partially mitigate the interest rate risk that could result from the difference between the interest rates on such certificates and the applicable available funds cap, as described in the prospectus supplement.

(6) The trustee, on behalf of the trust fund, will enter into interest rate cap agreements for the benefit of the Class B1, Class B2, Class B3, Class B4, Class B5, Class B7, Class B10 and Class CX Certificates